                                                                EXHIBIT 8(C)(V)

                            PARTICIPATION AGREEMENT

                                     AMONG

                      AMERICAN BEACON FUNDS (THE "TRUST")
                          ACTING SOLELY ON BEHALF OF
   EACH OF ITS SERIES LISTED ON SCHEDULE C HERETO, SEVERALLY AND NOT JOINTLY
                          (EACH SUCH SERIES A "FUND")

                                      AND

                        AMERICAN BEACON ADVISORS, INC.

                                      AND

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

   THIS AGREEMENT, made and entered into as of this 23 day of March, 2012 by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the "Company"), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), and the AMERICAN BEACON FUNDS, a Massachusetts business trust (hereinafter the "Trust") acting solely on behalf of each of its series listed on Schedule C hereto as such schedule may be amended from time to time (each such series hereinafter referred to as the "Fund") and AMERICAN BEACON ADVISORS, INC. (hereinafter the "Adviser"), a Delaware corporation.

   It is understood and agreed that (a) this document shall constitute a separate agreement between the parties and each Fund in Schedule C hereto, as if each Fund had executed a separate document naming only itself as the Fund (a "Separate Agreement"), and (b) no Fund shall have any liability for the obligations of any other Fund.

   WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Adviser (hereinafter "Participating Insurance Companies"); and

   WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

   WHEREAS, the Fund intends to offer shares of the series set forth on Schedule C, as may be amended from time to time by mutual agreement of the parties hereto; under this Agreement to the Accounts of the Company; and

   WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

   WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act; and

   WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule hereto, to set aside and invest assets attributable to one or more variable life insurance policies and/or variable annuity contracts; and

   WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

   WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid variable life insurance policies and/or variable annuity contracts; and

   NOW THEREFORE, in consideration of their mutual promises, the Company and, the Fund agree as follows:

                        ARTICLE I. Sale of Fund Shares

   1.1 The Fund agrees to make available to the Company those shares of the Fund which each Account orders, executing such purchase and/or redemption orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 8:00 a.m. Eastern time on the next following Business Day. In placing orders with the Fund, the Company shall net all purchases and redemptions into one order request; the Company will not place two separate orders with the Fund. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

   1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to offer shares to any person, or suspend or terminate the offering of its shares as authorized in the Fund's current registration statement. To the maximum extent permissible and practicable, notice of election to suspend or terminate shall be furnished in writing, by the Fund. Absent extraordinary circumstances, said termination would be effective no earlier than ten (10) Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

   1.3 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. Proceeds shall be wired to the Company within three (3) Business Days or such longer period permitted by the 1940 Act or the rules, orders or regulations thereunder, and the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Central time the same Business Day that the Company transmits the redemption order to the Fund. The Parties recognize the impact to the Company and its Contract owners of failing to satisfy redemption requests in cash and recognize that the need to redeem in kind would only occur in extraordinary circumstances. If such a circumstance were to occur, the Fund will use best efforts to satisfy redemption proceeds solely in cash, in accordance with applicable law. Notwithstanding anything to the contrary, the Fund reserves the right to make redemptions in kind if the Board determines extraordinary circumstances require such an election.

   1.4 The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement and the Fund's then current prospectus and statement of additional information. In the event of a conflict between this Agreement and the Fund's prospectus or statement of additional information, the Fund's prospectus and statement of additional information shall control. The Company agrees that all net amounts available under the variable life insurance policies and/or variable annuity contracts with the form number(s) which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account, or in an investment company other than the Fund.

   1.5 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

   1.6 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

   1.7 The Fund shall furnish same day access (by internet, followed by written confirmation mailed the next business day) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. Notwithstanding this Section 1.7, the Fund shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

   1.8 The Fund shall make its net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. Notwithstanding this
Section 1.8, the Fund shall provide its net asset value per share to the Company no later than 7:30 p.m. Eastern time.

   1.9 If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to (1) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share and (2) reimbursement of expenses incurred by the Company in connection with the Company's responsibility to adjust any Contract owner's account value affected by the materially incorrect net asset value. The determination of materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

   1.10 The Fund shall provide same day access (by internet, followed by written confirmation mailed the next business day following a transaction) to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day.

   1.11 The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus and statement of additional information of the Fund shall be made in accordance with the provisions of the prospectus and statement of additional information provided, however, that the Company will apply its frequent trading policy described in and attached as Schedule D to this Agreement to Contract owners investing in the shares of the Fund, as such Schedule may be amended by the Company from time to time.

                  ARTICLE II. Representations and Warranties

   2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company is responsible for determining the suitability of the Fund and share class for Company's Accounts. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

   2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or its then current principal underwriter ("Underwriter").

   2.3 The Fund represents that, under the terms of its investment advisory agreements with the Adviser, the Adviser is and will be responsible for managing the Fund in compliance with the Fund's investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Fund represents that these objectives, policies and restrictions do and will include operating as a regulated investment company ("RIC") in compliance with Subchapter M of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and regulations thereunder. On request, the Fund shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time the procedures and practices of the Adviser or each sub-investment adviser to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and regulations thereunder. In the event of any noncompliance regarding its status as a RIC, the Fund shall notify the Company immediately and shall pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company.

   2.4 The share class of the Fund listed on Schedule C hereto currently does not make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that share class of the Fund begins to finance distribution expense pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan for the share class under Rule 12b-1 to finance distribution expenses. The Board has adopted a shareholder service fee for the share class of the Fund listed on Schedule C hereto to cover certain services provided by financial intermediaries.

   2.5 The Fund represents that the Fund's investment policies, fees and expenses are and shall at all time remain in compliance with applicable federal and state laws, and the Fund and the Adviser represent that their respective operations are and shall at all times remain in material compliance with applicable federal and state laws to the extent required to perform this Agreement.

   2.6 The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

   2.7 The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal or state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects any applicable state and federal securities laws.

   2.8 The Fund and Adviser represent and warrant that all of their directors, officers, employees, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule
17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.09 The Company represents and warrants that it will maintain errors and omissions or other professional liability insurance coverage with coverage limits in amounts standard in the industry, covering its activities as contemplated by this Agreement. The Company shall provide any party to this Agreement with evidence of insurance coverage upon request.

            ARTICLE III. Prospectuses and Proxy Statements; Voting

   3.1 The Adviser shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other Fund companies' prospectuses and statements of additional information or place the Fund's Prospectus and Statement of Additional Information on the Company's internet website or other electronic media. For Fund prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts, who are invested in the Fund on or about the date of the Fund's then-current prospectus, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

   3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Adviser or the Fund, at its expense.

   3.3 The Fund, at its expense, shall provide the Company with copies of its reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

   3.4 Upon notification of an upcoming proxy mailing, the Company shall provide to the Fund's print/mail vendor a list of plan or participant addresses, as appropriate, as of the requested record date for inclusion in the proxy mailing. Unless otherwise provided in the plan document, participants will be responsible for voting all proxies. Non-routine materials such as prospectus supplements and proxy or information statement materials shall be printed and distributed at the expense of the Fund or an affiliate.

                  ARTICLE IV. Sales Material and Information

   4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within fifteen (15) Business Days after receipt of such material. The Fund, the Adviser, or the designee of either reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser is named, and no such material shall be used if the Fund, the Adviser, or the designee of either so objects.

   4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Adviser or the designee of either.

   4.3 The Fund, the Adviser, or the designee of either shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen (15) Business Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

   4.4 The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

   4.5 The Fund will provide to the Company at least one complete copy of all public registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

   4.6 Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

   4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material: includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

   4.8 The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund's registration statement or prospectus, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its registration statement and prospectus, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

                         ARTICLE V. Fees and Expenses

   5.1 The Fund and Adviser shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses or a shareholder services fee for the servicing of a participating Fund class' shares, then the Adviser, Fund, or Underwriter, as may be applicable, shall make payments to the Company or to the Underwriter, as applicable, for the Contracts if and in amounts agreed to by the applicable parties in writing. No Rule 12b-1 payments shall be made directly by the Fund.

   5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall be responsible for ensuring that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

   5.3 The Fund shall bear the expense of printing the Fund's prospectus for owners of Contracts, who are invested in the Fund on or about the date of the Fund's then-current prospectus, pursuant to Section 3.1 of this Agreement. The Fund shall also bear the expense of printing the Fund's proxy materials and reports to such Contract owners.

                        ARTICLE VI. Foreign Tax Credits

   6.1 The Fund agrees to consult in advance with the Company concerning any change to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                         ARTICLE VII. Indemnification

   7.1 Indemnification By The Company

   7.1(a) The Company agrees to indemnify and hold harmless the Fund and each director of the Board and officers (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

    (i)arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

   (ii)arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

  (iii)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

   (iv)arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

    (v)arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

   7.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

   7.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   7.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the contracts or the operation of the Fund.

   7.2 [Reserved]

   7.3 Indemnification By The Fund

   7.3(a) The Fund agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors, trustees, and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

    (i)arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a RIC under Subchapter M of the Code); or

   (ii)arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the contracts or Fund shares; or(iii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

   (iv)arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

    (v)arise as a result of the Fund's (or its designated agent's)
       (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or
       (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund's (or its designated agent's) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund regarding such incorrect calculation or reporting; or

   (vi)arise out of or result from any material breach of any representations or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

   7.3(b) Neither the Fund nor the Adviser shall have any liability under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser or each Account, whichever is applicable.

   7.3(c) Neither the Fund nor the Adviser shall have any liability under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   7.3(d) The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers, trustees, or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Fund.

   7.3(e) The Company and its Indemnified Parties agree to look first to the Fund for the satisfaction of any indemnification. If the insurance coverage and/or assets of the Fund are insufficient to satisfy the indemnification, the Company and its Indemnified Parties may then look to the Adviser for any excess amount.

                         ARTICLE VIII. Applicable Law

   8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas without giving effect to conflict of laws. Each party also hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of Texas in any proceeding arising out of or relating to this agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction or venue. Each party hereby irrevocably consents to the service of process in any such proceeding by the mailing of copies of such process to it at its address set forth in Article X hereto.

   8.2 This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE IX. Termination

   9.1 This Agreement shall continue in full force and effect until the first to occur of:

    (a)termination by any party for any reason by one hundred eighty
       (180) day's advance written notice delivered to the other parties; or

    (b)termination by the Company by written notice to the Fund and the Adviser based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

    (c)termination by the Company by written notice to the Fund and the Adviser in the event the Fund's shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

    (d)termination by the Company by written notice to the Fund and the Adviser in the event that the Fund ceases to qualify as a RIC under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to do so qualify; or

    (e)termination by either the Fund or the Adviser by written notice to the Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

    (f)termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

    (g)termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, or the Adviser by the Financial Industry Regulatory Authority ("FINRA"), the SEC or other regulatory body; or

    (h)termination by the Company or the Fund by written notice to the other party upon a determination by the majority of the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

    (i)termination by any party by advance written notice upon the "assignment" of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

    (j)termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser; or

    (k)termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give sixty (60) day's written notice to the Fund and the Adviser of any proposed action to replace Fund shares; or

    (l)termination by the Company, the Fund or the Adviser by written notice to the other parties upon a material breach of the Agreement by the other party; or

    (m)termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.6(b) hereof and at the time such notice as given there was no notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this
       Section 10.1(n) shall be effective forty-five (45) days after the notice specified in Section 1.6(b) was given.

   9.2 Effect of Termination. Notwithstanding any termination of this Agreement and for so long as Fund continues to be available for sale to existing shareholders, the Fund and the Adviser shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
Section 9.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                              ARTICLE X. Notices

   Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Fund:

          American Beacon Funds
          4151 Amon Carter Blvd., MD 2450
          Fort Worth, TX 76155
          Attention: President
          Fax No. (817) 391-6131

          With a copy to General Counsel at the same address.

       If to the Adviser:

          American Beacon Advisors, Inc.
          4151 Amon Carter Blvd., MD 2450
          Fort Worth, TX 76155
          Attention: President
          Fax No. (817) 391-6131

          With a copy to General Counsel at the same address.

       If to the Company:
          2929 Allen Parkway L4-01

          Houston, TX 77019
          Attention: General Counsel
          Fax No. (713) 831-5011

                           ARTICLE XI. Miscellaneous

   11.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

   11.2 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

   11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   11.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction over them (which may include but not be limited to the SEC and state insurance regulators) and shall permit such authorities reasonable access to its relevant non-privileged books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party's respective interests are adverse to or in conflict with another party's interests.

   11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly organized, licensed and registered to perform the obligations of the Adviser under this Agreement.

   IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

THE VARIABLE ANNUITY LIFE                 AMERICAN BEACON FUNDS, acting
INSURANCE COMPANY                         solely on behalf of EACH OF ITS SERIES
                                          LISTED ON SCHEDULE C HERETO,
                                          severally and not jointly

By:     /s/ Thomas M. Ward                By:       /s/Rosemary K. Behan
Title:  Vice President                    Title:    Vice President/Secretary
Date:   3/15/12                           Date:     3/14/12

                                          AMERICAN BEACON ADVISORS, INC.

                                          By:       /s/ J. K. Ringdahl
                                          Title:    Jeffrey K. Ringdahl / Chief
                                                    Operating Officer
                                          Date:     3/14/12

                                  Schedule A

                                   Accounts

  Name of Account                      Date of Resolution of Company's Board
                                       which Established the Account

  The Variable Annuity Life Insurance  April 18, 1979
  Company Separate Account A

                                  Schedule B

                                   Contracts

Portfolio Director Series
Equity Director Series

                                  Schedule C

                                    Series

American Beacon Holland Large Cap Growth Fund, Investor Class Shares

                                  Schedule D

                            Investor Trading Policy

VALIC has a policy to discourage excessive trading and market timing. Our investment options are not designed to accommodate short-term trading or "market timing" organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, VALIC implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5,000 or more, and does not apply to the following:

   .   Plan-level or employer-initiated transactions;

   .   Purchase transactions involving transfers of assets or rollovers;

   . Retirement plan contributions, loans, and distributions (including hardship withdrawals);

   .   Roth IRA conversions or IRA recharacterizations;

   .   Systematic purchases or redemptions;

   .   Systematic account rebalancing; or

   .   Trades of less than $5,000.

As described in a fund's prospectus and statement of additional information, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer's benefit plan may limit an investor's rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor's account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

VALIC represents The Variable Annuity Life Insurance Company and its subsidiaries VALIC Financial Advisors, Inc. and VALIC Retirement Services Company.

Last updated: April 8, 2009